TO CANCEL TENDER PREVIOUSLY SUBMITTED

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS
YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL.

EXHIBIT D
ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS
YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL
NOTICE OF WITHDRAWAL OF TENDER
Regarding Units in
FEG DIRECTIONAL ACCESS TEI FUND LLC
Tendered Pursuant to the Offer to Purchase
 Dated September 27, 2016

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
 RECEIVED BY UMB FUND SERVICES, INC. BY,
12:00 MIDNIGHT, EASTERN TIME, ON OCTOBER 26, 2016,
UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return To:
FEG Directional Access TEI Fund LLC
c/o UMB Fund Services, Inc.
235 W. Galena Street
Milwaukee, WI 53212

Attention: Tender Offer Administrator
Phone: (855) 334-4334
Fax: (816) 860-3140

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Ladies and Gentlemen:
The undersigned wishes to withdraw the tender of its limited liability company units in FEG Directional Access TEI Fund LLC (the “Fund”), or the tender of a portion of such units, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.
Such tender was in the amount of:
[  ] All of the undersigned’s limited liability company units.
[  ] A portion of the undersigned’s limited liability company units expressed as a specific dollar value.

 $_______________________
The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the units in the Fund (or portion of such units) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.
SIGNATURE(S):
FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory
Date:

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